UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

December 20, 2004 (September 9, 2004)
Date of report (Date of earliest event reported)

INVESTMENT TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23644	95-2848406
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

380 Madison Avenue
New York, New York 10017
(Address of principal executive offices)

(212) 588-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17. CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17. CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17. CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17. CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On December 16, 2004 Investment Technology Group, Inc. (the “Company”) and Raymond L. Killian, Jr. entered into an employment agreement (the “Employment Agreement”). A brief description of the material terms and conditions of the Employment Agreement are set forth in Item 5.02 below.

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

This Current Report on Form 8-K/A amends and supplements the Form 8-K filed by the Company on September 9, 2004 to include the materials terms of the Employment Agreement between the Company and Mr. Killian.

On September 9, 2004, Robert J. Russel, the Company’s Chief Executive Officer, left the Company by mutual agreement to pursue other interests. Also on September 9, 2004, the Company announced that Raymond L. Killian, Jr., had been named President and Chief Executive Officer of the Company, effective immediately, to succeed Mr. Russel.

The Employment Agreement between Mr. Killian and the Company provides for an initial base salary of $900,000 per year. Mr. Killian will receive an annual bonus of 0.7% of the Company’s pre-tax income, which will be prorated for 2004, and will be eligible for an annual performance bonus of up to an incremental 1.0% of the Company’s pre-tax income, contingent upon the Company achieving certain threshold levels of performance.

Mr. Killian will be entitled to customary benefits during the term of his employment as are provided generally to other senior executives of the Company. Mr. Killian and his spouse will also be entitled to medical benefits for the remainder of their lives on terms substantially similar to the medical benefits provided to senior executives from time to time. The Company will provide an apartment in New York City for Mr. Killian’s use during the term of his employment, at a cost not to exceed $11,500 per month. In addition, in the event of a change of control prior to the termination of the Employment Agreement, Mr. Killian will receive certain payments pursuant to the terms thereof.

The Employment Agreement will terminate on December 31, 2006. Mr. Killian has agreed to certain non-competition and non-solicitation provisions for one year following the termination of the Employment Agreement.

A copy of the Employment Agreement is attached hereto as Exhibit 99.1.

Item 9.01 — Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit Number	Description

99.1 Employment Agreement	Employment Agreement dated December 16, 2004, between Investment Technology Group, Inc. and Raymond L. Killian, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.
(Registrant)

Date: December 20, 2004	By:	/s/ Howard C. Naphtali
Howard C. Naphtali
Chief Financial Officer and
Duly Authorized Signatory of Registrant

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement dated December 16, 2004 between Investment Technology Group, Inc. and Raymond L. Killian, Jr.